Exhibit 99.(h)(14)

AMENDMENT TO

SUB-TRANSFER AGENCY AGREEMENT

This Amendment (this “Amendment”), dated as of August 18, 2020, amends the Sub-Transfer Agency Services Agreement dated February 24, 2010, as amended (the “Agreement”) between Boston Trust Walden Company (formerly The Boston Trust & Investment Management Company) and Boston Trust Walden Funds (formerly the Coventry Group) (collectively, the “Clients”) and FIS Investor Services LLC, a Delaware limited liability company (“FIS”) formerly known as SunGard Investor Services LLC (assignee of Citi Fund Services Ohio, Inc. (“Citi Fund”).   All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.  For the avoidance of any doubt, references in the Agreement to “Citi” shall be deemed references to FIS and references to The Boston Trust & Investment Management Company shall be deemed references to Boston Trust Walden Company.

WHEREAS, the Clients and FIS entered into a Transfer Agency Services Agreement which was amended and restated on February 24, 2010, and further amended on each of July 26, 2010, December 21, 2010, August l, 2011, June 28, 2012, October l, 2012, May 20, 2015, March 29, 2019 and September 4, 2019.  The Agreement was assigned by Citi Fund to FIS on February 13, 2015.

WHEREAS, the Boston Trust Walden Company is a state-chartered bank of the Commonwealth of Massachusetts and serves as Trustee of 3 (three) collective investment funds established pursuant to 12 C.F.R. 9.18 and transfer agent for Boston Trust Walden Funds, registered as an open-end, management investment company under the Investment Company Act of 1940 (the “1940 Act”), as amended, consisting of separate series of funds (the “Funds”) as of the date hereof;

WHEREAS, FIS performs sub-transfer agency services for the Clients and for each of the Funds pursuant to the Agreement;

WHEREAS, FIS and the Clients wish to enter into this Amendment in order to: (a) update Schedule A to reflect a new service to be provided by FIS to Clients; and (b) update Schedule C to reflect (1) the name changes and re-designation of the Funds listed below; and (2) the merger of Walden Small Cap Fund into Boston Trust Walden Small Cap Fund, as follows:

1940 Act Funds:

Current Name	Re-Designated Name
Walden Equity Fund	Boston Trust Walden Equity Fund
Walden Balanced Fund	Boston Trust Walden Balanced Fund
Walden International Equity Fund	Boston Trust Walden International Equity Fund
Walden Mid Cap Fund	Boston Trust Walden Mid Cap Fund
Walden SMID Cap Fund	Boston Trust Walden SMID Cap Fund
Boston Trust Small Cap Fund	Boston Trust Walden Small Cap Fund
Walden Small Cap Fund	N/A. Series merged into Boston Trust Walden Small Cap Fund in April 2020.

Collective Investment Funds:

Current Name	Re-Designated Name
Boston Trust Balanced Retirement Fund	Boston Trust Walden Balanced Retirement Fund
Boston Trust Small Cap Retirement Fund	Boston Trust Small Cap CIT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Clients and FIS hereby agree as follows:

1.             Effective Date.

The amendments set forth in paragraphs 2 and 3 shall be effective from and after September 1, 2020, and the amendment set forth in paragraph 4 shall be effective from and after September 30, 2020.

2.             Schedule A.

As of September 1, 2020, the following item 10 shall be added after item 9 under Section I Services of Schedule A of the Agreement:

“10.      Profile II Services

FIS will populate the Mutual Fund Profile II database of the NSCC (“Profile II”) with the appropriate data for the pertinent record types with respect to the Funds listed below (“Profile II Funds”).

i.      Boston Trust Walden Small Cap Fund

ii.     Boston Trust Midcap Fund

iii.    Boston Trust Asset Management Fund

iv.    Boston Trust Equity Fund

v.     Boston Trust SMID Cap Fund

vi.    Boston Trust Walden Equity Fund

vii.   Boston Trust Walden Balanced Fund

viii.  Boston Trust Walden Midcap Fund

ix.    Boston Trust Walden SMID Cap Fund

x.     Boston Trust Walden International Equity Fund

FIS will obtain the information set forth above from FIS’ internal records, Profile II Funds’ prospectuses and other Profile II Funds’ documents, and third parties that provide services to the Profile II Funds or to FIS. FIS will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but FIS cannot guarantee that such information will be accurate or timely updated.”

3.             Effective September 1, 2020, the following shall be added to the end of Schedule B:

“The following fees shall be payable by Client to FIS for Profile II Services:

One-Time Fee:

Initial service and implementation of funds on Profile II	$100.00 per CUSIP, payable by Client upon receipt of FIS’ invoice.

Recurring Fees (includes oversight and management of services):

1-10 CUSIPS	$250 / Month
11 up to 25 CUSIPS	$375 / Month
26 or more CUSIPS	$500 / Month

.”

4.             Schedule C.

As of September 30, 2020, Schedule C of the Agreement is hereby deleted in its entirety and replaced with the contents of Schedule C attached hereto.

5.             Miscellaneous.

This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.  Each reference to the Agreement in this Amendment and in every other agreement, contract or instrument to which the parties are bound that are related to the sub-transfer agency services provided under the Agreement, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Sub-Transfer Agency Agreement to be duly executed on the day and year first above written to become effective on the dates indicated herein.

Boston Trust Walden Company

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	Managing Director

Boston Trust Walden Funds

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	President

FIS Investor Services LLC

By:	/s/ Peggy Poche
Name:	Peggy Poche
Title:	Contract Valuation Manager

SCHEDULE C

FUNDS

1940 Act Funds:

Boston Trust Asset Management Fund

Boston Trust Equity Fund

Boston Trust Mid Cap Fund

Boston Trust SMID Cap Fund

Boston Trust Walden Small Cap Fund

Boston Trust Walden Balanced Fund

Boston Trust Walden Equity Fund

Boston Trust Walden Mid Cap Fund

Boston Trust Walden SMID Cap Fund

Boston Trust Walden International Equity Fund

Collective Investment Funds:

Boston Trust Walden Balanced Retirement Fund

Boston Trust Walden Small Cap CIT

Walden SRI Balanced Fund